Business Wire
April 19, 2006 11:01 AM US Eastern Timezone


Interchange Financial Services Declares Quarterly Dividend

SADDLE BROOK, N.J.--(BUSINESS WIRE)--April 19, 2006-- On April 18, 2006, Interchange Financial Services Corporation (NASDAQ:IFCJ), the holding company for Interchange Bank, declared a quarterly cash dividend of $0.10 per common share payable on May 9, 2006, to holders of record as of May 1, 2006. This dividend represents $0.40 per share on an annualized basis. Based upon the stock's $22.29 closing price as quoted on April 18, 2006, the yield is 1.79%.


About Interchange


Headquartered in Saddle Brook, N.J., Interchange Bank is New Jersey's largest independent bank serving Bergen and Essex Counties, and a wholly owned subsidiary of Interchange Financial Services Corp. (NASDAQ:IFCJ). With $1.6 billion in assets and 30 branches, Interchange Bank offers innovative financial products and services to businesses and retail customers. For additional information, please visit the company's Web site at www.interchangebank.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Interchange Financial's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.



Contact: Interchange Financial Services
Charles Field, 201-703-2265
or
Keating
Vicki Banner / Rich Larris, 973-966-1100 vbanner@keatingco.com rlarris@keatingco.com

SOURCE: Interchange Financial Services Corporation